      As filed with the Securities and Exchange Commission on July 31, 1997
                                                  Registration No. 333 - _______
================================================================================

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                               ALTERA CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     77-0016691
   ----------------------------                   -------------------------
   (State or other jurisdiction                        (IRS Employer
         of incorporation)                           Identification No.)

                              101 Innovation Drive
                           San Jose, California 95134
          (Address of principal executive offices, including zip code)

                              --------------------

                             1996 Stock Option Plan
                            (Full Title of the Plan)

                              --------------------

                                  RODNEY SMITH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               ALTERA CORPORATION
                              101 INNOVATION DRIVE
                           SAN JOSE, CALIFORNIA 95134
                     (Name and address of agent for service)
                                 (408) 544-7000
          (Telephone number, including area code, of agent for service)

                              --------------------

                                   Copies to:

      C. WENDELL BERGERE, ESQ.               THOMAS C. DeFILIPPS, ESQ.
        ALTERA CORPORATION               WILSON SONSINI GOODRICH & ROSATI
       101 Innovation Drive                  Professional Corporation
     San Jose, California 95134                 650 Page Mill Road
                                         Palo Alto, California  94304-1050

================================================================================

                         CALCULATION OF REGISTRATION FEE

                                                                Proposed Minimum         Proposed Maximum
                                           Amount to be        Offering Price Per       Aggregate Offering          Amount of
Title of Securities to be Registered        Registered             Share (1)                Price (1)           Registration Fee
---------------------------------------  -----------------    ---------------------    ---------------------    ------------------
Common Stock issuable under
   1996 Stock Option Plan                1,300,000 shares       $58.59375                   $76,171,875         $23,082.39
=======================================  =================    =====================    =====================    ==================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices reported by The Nasdaq National Market on July 28, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        INFORMATION INCORPORATED BY REFERENCE.

        The Registrant hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

        1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed pursuant to Section 13(a) of the Exchange Act.

        3. The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed on March 18, 1988, under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4.        DESCRIPTION OF SECURITIES.

               Not applicable.

Item 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

Item 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Certificate of Incorporation and By-laws require the Registrant to indemnify officers and directors of the Registrant to the fullest extent permitted by the Delaware General Corporation Law. Article EIGHTH of the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as a director, to the extent allowed under Delaware General Corporation Law. Article VII of the Registrant's By-Laws provides, among other things, that (i) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises at the Registrant's request, (ii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, provided that such individual delivers an undertaking to the Registrant that he or she will repay all amounts advanced in the event it is ultimately determined that such individual is not entitled to be indemnified, (iii) the rights conferred in the By-Laws are not exclusive and
(iv) the Registrant may not retroactively amend the By-Law provisions in a way that is adverse to such directors and officers.

        The Registrant's policy is to enter into indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and the By-Laws, as well as certain additional procedural protections.

        Section 145 of the Delaware General Corporation Law makes provisions for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant intends to enter into indemnification agreements to such effect with its officers and directors.

Item 7.        EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

Item 8.        EXHIBITS.

               Exhibit
               Number
               ------
                 5.1    Opinion of Wilson Sonsini Goodrich & Rosati,
                        Professional Corporation
                 10.1   1996 Stock Option Plan*
                 10.2   Form of Stock Option Agreement**
                 23.1   Consent of Price Waterhouse LLP
                 23.2   Consent of Wilson Sonsini Goodrich & Rosati,
                        Professional Corporation (contained in Exhibit 5.1)
                 24.1   Power of Attorney (see page II-4)

---------------

* Incorporated by reference to Exhibit 10.45(a) filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

** Incorporated by reference to Exhibit 10.45(b) filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

Item 9.        UNDERTAKINGS.

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on July 31, 1997.

                                ALTERA CORPORATION

                                By: /S/NATHAN M. SARKISIAN
                                    --------------------------------------------
                                    Nathan M. Sarkisian, Vice President, Finance
                                    and Chief Financial Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rodney Smith and Nathan M. Sarkisian, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURE                                            TITLE                                   DATE
----------------------------        ------------------------------------------------------       --------------
/S/RODNEY SMITH                     President and Chief Executive Officer (Principal             July 31, 1997
----------------------------           Executive Officer), and Chairman of the Board of
Rodney Smith                           Directors

/S/NATHAN M. SARKISIAN              Vice President, Finance and Chief Financial Officer          July 31, 1997
----------------------------            (Principal Financial and Accounting Officer)
Nathan M. Sarkisian

/S/PAUL NEWHAGEN                    Vice President, Administration and Director                  July 31, 1997
----------------------------
Paul Newhagen

/S/MICHAEL A. ELLISON               Director                                                     July 31, 1997
----------------------------
Michael A. Ellison

/S/ROBERT W. REED                   Director                                                     July 31, 1997
----------------------------
Robert W. Reed

/S/WILLIAM E. TERRY                 Director                                                     July 31, 1997
----------------------------
William E. Terry

/S/DEBORAH D. TRIANT                Director                                                     July 31, 1997
----------------------------
Deborah D. Triant

                                INDEX TO EXHIBITS

         Exhibit
          Number                                     Description
         -------      -----------------------------------------------------------------------
            5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
           10.1       1996 Stock Option Plan*
           10.2       Form of Stock Option Agreement**
           23.1       Consent of Price Waterhouse LLP
           23.2       Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
                      (See Exhibit 5.1)
           24.1       Power of Attorney (See page II-4)

---------------

* Incorporated by reference to Exhibit 10.45(a) filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

** Incorporated by reference to Exhibit 10.45(b) filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.